CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 35 to Registration Statement No. 033-75116 of our report dated February 28, 2012, relating to the financial statements and financial highlights of LKCM Aquinas Value Fund, LKCM Aquinas Growth Fund, and LKCM Aquinas Small Cap Fund, and of our report dated February 28, 2012, relating to the financial statements and financial highlights of LKCM Small Cap Equity Fund , LKCM Equity Fund, LKCM Balanced Fund, LKCM Fixed Income Fund, and LKCM Small-Mid Cap Equity Fund appearing in the Annual Report on Form N-CSR of the LKCM Funds for the year ended December 31, 2011, and to the references to us under the headings "Financial Highlights" in the LKCM Funds and LKCM Aquinas Funds’ Prospectuses and "Independent Registered Public Accounting Firm" in the LKCM Funds and LKCM Aquinas Funds’ Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

April 27, 2012